Exhibit 10.23

Non-Employee Director Restricted Stock Award Agreement

CROSSFIRST BANKSHARES, INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK  AWARD AGREEMENT

Date of Grant:

Number of Restricted Shares Granted:

This Restricted Stock Award Agreement (this “Award Agreement”), is entered into on ___________________________, by and between CrossFirst Bankshares, Inc., a Kansas Corporation (the “Company”) and _________________ (the “Grantee”).

RECITALS:

A.   Effective October 24, 2018, the Company adopted the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant Restricted Stock to eligible Service Providers of the Company and its Affiliates.

B.   The Grantee is a Service Provider of the Company or one of its Affiliates, and the Company desires to grant to the Grantee Shares of Restricted Stock of the Company on the terms and conditions reflected in this Award Agreement and the Plan.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.   Incorporation of the Plan.  All provisions of this Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan, the terms of which are incorporated herein by reference, and the powers of the Committee therein provided.  Capitalized terms used in this Award Agreement but not defined herein have the meanings set forth in Plan.

Section 2.   Grant of Restricted Stock.  As of the Date of Grant identified above, the Company grants to Grantee, subject to the conditions and restrictions set forth in this Award Agreement and in the Plan, that number of Shares of Restricted Stock identified above opposite the heading “Number of Restricted Shares Granted” (the “Restricted Shares”).

Non-Employee Director Restricted Stock Award Agreement

Section 3.   Restrictions on Transfer; Vesting Date.  Subject to any exceptions set forth in this Award Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the vesting date for such Restricted Shares identified below (the “Vesting Date”).  On the Vesting Date, such restriction on transfer shall lapse and the Restricted Shares, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Award Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Grantee.  Subject to any exceptions listed in this Award Agreement or in the Plan, the Restricted Shares shall become vested in accordance with the schedule set forth below:

Vesting Date	Percentage of Shares Vested
October 24, 2019	100%

Notwithstanding the foregoing, if Grantee’s position as a Service Provider with the Company or any of its Affiliates is terminated by reason of the Grantee’s death or Disability, the Vesting Date for all of the Restricted Shares automatically will be accelerated to the date of Grantee’s termination as a Service Provider.

Section 4.   Forfeiture Prior to Vesting.  Unless otherwise provided above, if Grantee’s position as a Service Provider with the Company or any of its Affiliates is terminated by the Company or any such Affiliate for any reason, prior to the Vesting Date for the Restricted Shares, Grantee will thereupon immediately forfeit any and all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company.  Upon such forfeiture, Grantee shall have no further rights under this Award Agreement.  For purposes of this Award Agreement, transfer of employment between the Company and any of its Affiliates (or between Affiliates) does not constitute a termination of Grantee’s position as a Service Provider.

Section 5.   Certificates.  The Restricted Shares shall be issued in the name of Grantee or a nominee of Grantee as of the Date of Grant.  To the extent that the Company elects to issue stock in certificated form, one or more certificates representing the Restricted Shares shall bear a legend substantially similar to the following, and stop transfer instructions may be given to the transfer agent for the Company’s Stock that are consistent with such legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE CROSSFIRST BANKSHARES, INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN AND THE APPLICABLE RESTRICTED STOCK AWARD AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED.  THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED, TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF CROSSFIRST.

Section 6.   Dividends and Voting.  Grantee is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Grantee, provided that any such dividends paid in cash are to be held in escrow by the Company and, such cash dividends and distributions are to be subject to the same rights, restrictions on transfer and conditions regarding vesting and forfeiture as the Restricted Shares with respect to which such dividends or distributions are paid at the time of payment, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs on or after the Date of Grant hereunder and prior to any transfer or forfeiture of such Restricted Shares.  In the event of forfeiture by Grantee of any or all of the Restricted Shares or any of the equity securities distributed to Grantee with respect thereto, Grantee shall forfeit all cash dividends held in escrow and relating to the underlying forfeited Restricted Shares and must return to the Company any distributions previously paid to Grantee with respect to such Restricted Shares.

Non-Employee Director Restricted Stock Award Agreement

Section 7.   No Right to Continue as a Service Provider.  Neither the Plan nor this Award Agreement confers upon the Grantee any right to be retained in any position as an Employee, Consultant, or Director of the Company.  Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company to terminate the Grantee as a Service Provider at any time, with or without Cause.

Section 9.   Compliance with Law.  The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

Section 10.   Notices.  Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the General Counsel and Corporate Secretary of the Company at the Company’s principal corporate office.  Any notice required to be delivered to the Grantee under this Award Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company.  Either party may designate another address in writing (or such other method approved by the Company) from time to time.

Section 11.   Governing Law.  This Award Agreement will be construed and interpreted in accordance with the laws of the State of Kansas without regard to conflict of law principles.

Section 12.   Adjustments.  If any change is made to the outstanding Stock or capital structure of the Company, if required, the Restricted Shares shall be adjusted or terminated in any manner as contemplated by the Plan.

Section 13.   Amendment.  This Award Agreement may be amended in a manner that is materially adverse to the Grantee only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.

Section 14.   Interpretation.  Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Grantee or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

Section 15.   Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

Section 16.   Successors and Assigns.  The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

Non-Employee Director Restricted Stock Award Agreement

Section 17.   Severability.  The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

Section 18.   Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 19.   Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the subject to all of the terms and conditions of the Plan and this Award Agreement.

Section 20.   Entire Agreement and Binding Effect.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  Except as expressly stated herein to the contrary, this Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

[Signature Page Follows]

Non-Employee Director Restricted Stock Award Agreement

The parties to this Award Agreement have executed this Award Agreement as of the date provided in the preamble to this agreement.

CROSSFIRST BANKSHARES, INC.
By: _____________________ Name:___________________ Title:____________________
[GRANTEE NAME]
By: _____________________ Name:___________________